STEPP LAW GROUP
32 EXECUTIVE PARK, SUITE 105
IRVINE, CALIFORNIA 92614-6742
TEL: 949.660.9700
FAX: 949.660.9010


                         EXHIBIT 5.1 OPINION OF COUNSEL


February 14, 2005

SINOVAC BIOTECH LTD.
No. 39 Shangdi Xi Road
Haidian District, Beijing
People's Republic of China 100085

Attention:  Board of Directors

     Re:  Registration Statement on F-3
          -----------------------------

Gentlemen:

As special counsel to SINOVAC BIOTECH LTD., an Antigua corporation (the "Company"), we have been requested to provide our opinions regarding the issuance by the Company of (i) 574,167 shares of the Company's $.001 par value common stock, which shares are currently issued and outstanding and held by those persons identified more particularly in the Registration Statement, as that term is defined later in this letter (the "Issued Shares"), and (ii) 602,970 shares of the Company's $0.001 par value common stock to be issued by the Company upon the exercise of certain warrants issued by the Company and which are held by certain of the Company's shareholders (the "Warrant Shares"). We have been informed that the (i) Issued Shares will be registered for sale or transfer, and (ii) Warrant Shares will be registered for issuance by the Company to the holders of those warrants, upon the exercise of those warrants, by the provisions of that certain Registration Statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), (the "Registration Statement"). As special counsel to the Company and for purposes of responding to that request, we have relied upon information provided by directors and other representatives of the Company (the "Information").

Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish those opinions. In furnishing the opinions specified in this letter, we confirm that we have relied upon our review of the Information, which

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SINOVAC BIOTECH LTD.
February 14, 2005
Page 2


relates to the (i) transactions pursuant to which the Issued Shares were issued,
(ii) transactions pursuant to which the Warrant Shares will be issued, and (iii) status of (a) the Company and (b) the Company's common stock.

We confirm that we have assumed, without investigation, (i) the truthfulness and veracity of the Information; (ii) the genuineness of all signatures to all documents included in the definition of the Information; (iii) the legal capacities of all persons who executed those documents; (iv) the appropriate authorization and valid execution by all parties to those documents; (v) that those documents are free from any form of fraud, misrepresentation, duress, or criminal activity; (vi) the conformity of the originals of those documents to those copies thereof which were submitted to us; and (vii) the appropriate delivery and acceptance of those documents by all parties thereto. As to any material facts relating to the opinions specified in this letter which we did not verify independently, we confirm that we have relied upon oral or written statements and representations of directors and other representatives of the Company, which are included in the definition of the Information. Solely for purpose of the opinions specified in this letter, you should assume that our investigation has been, and will continue to be, limited exclusively to that information that we believe is necessary to furnish those opinions.

Based upon and subject to the foregoing and, in reliance thereof, (i) it is our opinion that, subject to the limitations and qualifications specified in this letter, the Issued Shares have been duly and validly authorized for issuance and are validly issued, fully paid, and non-assessable; and (ii) assuming that the Warrant Shares will be issued on the terms and subject to the conditions of the Registration Statement and any agreements entered into by and among the Company and the holders of those warrants, it is our opinion that the Warrant Shares, when issued, subject to the effectiveness of the Registration Statement and the compliance with applicable laws of each jurisdiction in which the Warrant Shares will be issued, will be duly and validly authorized for issuance, validly issued, fully paid, and non-assessable. We furnish no opinion as to non-compliance with the laws of any particular jurisdiction in which the Issued Shares or the Warrant Shares may be sold and as to the effect, if any, which such non-compliance with such laws might have.

We expressly disclaim any obligation to inform you of any facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinions specified in this letter. We confirm that we furnish no opinion with respect to the truth and accuracy or the completeness of the Registration Statement, or any portion thereof. The opinions specified in this letter are expressly limited to the matters specified in this letter, and we furnish no opinion, express or implied, as to any other matters relating to the Company or the Company's securities.




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SINOVAC BIOTECH LTD.
February 14, 2005
Page 3


The opinions specified in this letter are furnished solely for your benefit regarding the matters specified in this letter and may not be delivered to or relied upon by any other person without our prior written consent.

We consent to the use of this letter as an exhibit to the Registration Statement. In furnishing that consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

The Company is hereby advised, urged, and encouraged to consult with and, if appropriate, retain securities counsel in each jurisdiction outside the United States in which the Issued Shares and Warrant Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

Finally, of course, in the event that you have any questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely

STEPP LAW GROUP

/s/ Thomas E. Stepp Jr.

Thomas E. Stepp, Jr.
TES/csk